Exhibit 99.1

1347 Property Insurance Holdings Completes Sale of Insurance Operations to FedNat

Becomes Largest Shareholder of FedNat Post Highly Synergistic Transaction

New Growth Strategy Targeting Asymmetric Risk/Reward Opportunities

Strategic Plan Focused on Reinsurance and Investment Management

Tampa, FL – December 2, 2019 – 1347 Property Insurance Holdings, Inc. (Nasdaq: PIH) (the “Company” or “1347 PIH”), today announced the closing of the previously-announced sale of 1347 PIH’s homeowners’ insurance operations (the “Asset Sale”), consisting of Maison Insurance Company, Maison Managers, Inc., and ClaimCor, LLC (collectively, “Maison”), to FedNat Holding Company (Nasdaq: FNHC) (“FedNat”). The total consideration was paid in a combination of cash and stock valued at $51.0 million, consisting of $25.5 million of cash and 1,773,102 shares of FedNat stock. In addition, $18.0 million of outstanding surplus note obligations were repaid to 1347 PIH. The estimated book value per share of 1347 PIH following the closing of the transaction is approximately $6.67 per share based on $40.4 million of estimated common equity post-closing and approximately 6.1 million shares outstanding.

1347 PIH will now operate as a diversified holding company of reinsurance and investment management businesses focused on building a permanent and growing base of asymmetric risk/reward opportunities for its shareholders. The Board of Directors continues to evaluate the alternatives for the use of proceeds received from the sale of Maison, which are expected to include using a portion of the cash consideration to conduct the business of its reinsurance subsidiary, PIH Re Ltd., and funding the new growth strategy focused on reinsurance, investment management and new investment opportunities. As part of this transformation, 1347 PIH is considering changing its name to be more consistent with its go-forward strategy, naming a new President or executive officer in addition to its current Chief Financial Officer and Controller and evaluating opportunities to maximize value for its current shareholders including share buybacks. The Board of Directors of 1347 PIH is currently working with a strategic consulting firm and expects to finalize the go-forward strategic plan in the next few weeks. 1347 PIH expects to hold a conference call for shareholders to discuss its new strategic plan shortly after it is finalized.

Mr. Kyle Cerminara, Chairman of 1347 PIH, stated, “The closing of this transaction represents a transformational change in 1347 PIH to a growth strategy focused on reinsurance and investment management. The Board of Directors has been highly focused on building out this strategy and we will be providing a detailed outline for shareholders in the coming weeks. We look forward to our ownership of FedNat and believe Maison is in great hands with FedNat CEO Michael Braun and his management team.”

1347 Property Insurance Holdings, Inc. December 2, 2019	Page 2

Terms of the Transaction / Financial Details

●	The $51.0 million purchase price was comprised of a 50/50 mix of cash and stock, including 1,773,102 shares of FedNat common stock, which represents approximately 12% of pro forma shares outstanding. The number of shares issued to 1347 PIH was based on the volume-weighted average closing price of FedNat common stock for the 20 trading days prior to closing. The resale of the shares issued will be enabled through a subsequent registration statement and will be subject to a five-year Standstill Agreement.
●	Post close, 1347 PIH’s cash is approximately $31.1 million and investments are $29.5 million, which includes the previously mentioned FedNat common stock and private limited partnerships.
●	The preferred shareholder equity is $17.5 million and the common shareholder equity is approximately $40.4 million.
●	The estimated book value per share of 1347 PIH following the closing of the transaction is approximately $6.67 per share based on $40.4 million of common shareholder equity post-closing and approximately 6.1 million shares outstanding.
●	In addition to the purchase price, 1347 PIH received five-year rights of first refusal to provide reinsurance on up to 7.5% of any layer in FedNat’s catastrophe reinsurance program.
●	1347 PIH entered into a five-year agreement to provide investment advisory services to FedNat.
●	1347 PIH agreed to a non-compete for five years with respect to Alabama, Florida, Georgia, Louisiana, South Carolina and Texas. The non-compete will not prohibit 1347 PIH from entering into reinsurance contracts in the states subject to non-competition.
●	1347 PIH retained CFO John Hill and Controller Brian Bottjer following the closing of the transaction.
●	Additional details on the transaction can be found in 1347 PIH’s current report on Form 8-K, to be filed by the Company with the U.S. Securities and Exchange Commission at www.sec.gov.

Sandler O’Neill + Partners, L.P. served as exclusive financial advisor to 1347 PIH while Thompson Hine LLP served as legal counsel.

About 1347 Property Insurance Holdings, Inc.

1347 Property Insurance Holdings, Inc. is a diversified insurance, reinsurance and investment management holding company incorporated in Delaware. 1347 PIH makes opportunistic and value-oriented investments in insurance, reinsurance and related businesses. The Company’s principal business operations are conducted through its subsidiaries and affiliates. 1347 PIH also provides investment management services to affiliated and unaffiliated companies.

Additional Information

Additional information about 1347 Property Insurance Holding, Inc., including its Annual Report on Form 10-K for the fiscal year ended December 31, 2018, can be found at the U.S. Securities and Exchange Commission’s website at www.sec.gov, or at PIH’s corporate website: www.1347pih.com.

1347 Property Insurance Holdings, Inc. December 2, 2019	Page 3

Forward-Looking Statements

Certain statements made in this press release are not based on historical facts, but are forward-looking statements. These statements can be identified by the use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “can,” “could,” “estimate,” “expect,” “evaluate,” “forecast,” “guidance,” “intend,” “likely,” “may,” “might,” “outlook,” “plan,” “potential,” “predict,” “probable,” “project,” “seek,” “should,” “view,” or “will,” or the negative thereof or other variations thereon or comparable terminology. These statements reflect the Company’s reasonable judgment with respect to future events and are subject to risks and uncertainties that could cause actual results or outcomes to differ materially from those in the forward-looking statements. Such risks and uncertainties include volatility or decline of Purchaser’s common stock received by the Company as consideration in the Asset Sale, limitations on the Company’s ability to sell or otherwise dispose of Purchaser’s common stock, risks of being a minority stockholder of Purchaser, disruptions in the Company’s operations from the Asset Sale that prevent the Company from realizing intended benefits of the Asset Sale, risks associated with the Company’s inability to identify and realize business opportunities, and undertaking of any such new opportunities, following the Asset Sale, risks associated with the Company’s reduced revenue, limited assets with which to generate revenue, and potentially limited business prospects following the Asset Sale, risks associated with the lack of an operating history or established reputation in the reinsurance industry, which may make it difficult for the Company to attract or retain business, risks associated with the Company’s investment and investment management strategy, risks of becoming an investment company, risks of the Company’s inability to satisfy the continued listing standards of the Nasdaq Stock Market following completion of the Asset Sale, as well as the other risks and uncertainties identified in filings by the Company with the Commission, including its proxy statement filed in connection with the special meeting of stockholders for the Asset Sale and periodic reports on Form 10-K and Form 10-Q. Forward-looking statements in this press release include, without limitation, certain assumptions described in the pro forma financial statements.

Any forward-looking statement speaks only as of the date of this press release and the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new developments or otherwise.

Contact:

The Equity Group Inc.

Jeremy Hellman

Vice President

(212) 836-9626 / jhellman@equityny.com

1347 Property Insurance Holdings, Inc.

Kyle Cerminara

Chairman of the Board of Directors

(704) 323-6851 / kyle@fundamentalglobal.com